EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEER

        I hereby consent to all references to James R. Stell, independent petroleum engineer, and/or the reports prepared by such independent petroleum engineer, in this Registration Statement on Form S-1 and to the reference to James R. Stell, independent petroleum engineer as an expert in this Registration Statement on Form S-1.



                                       /s/ JAMES R. STELL
                                       ----------------------------------
                                      James R. Stell
                                      Independent Petroleum Engineer

April 15, 2003
Denver, Colorado